EXHIBIT 23.2CONSENT OF HARRY WINDERMAN, ESQ.

                                FEBRUARY 7, 2001

                      BOARD OF DIRECTORSCELEXX CORPORATION

Gentlemen:
         I have acted as counsel for CeleXx Corporation (the "Corporation") in connection with the registration on Form SB-2 (the "Registration Statement") of 26,178,018 shares of the Corporation's Common Stock, $.01 par value per share registering the shares of Common Stock of the Selling Stockholders enumerated on Schedule "A" attached hereto.

         On the basis of such investigation as I deemed necessary, I am of the opinion that:

(1) the Corporation has been duly incorporated and is validly existing under the laws of the State of Nevada; and

(2) the Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.I hereby consent to the use of my name under the heading "Validity of Shares of Common Stock" in the Prospectus included in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.

         Very truly yours,

         HARRY WINDERMAN, ESQ.